Exhibit 99.1

Form 4 Joint Filer Information

Name:
Longitude Capital Management, LLC
Address:
3000 Sand Hill Road
Building 1, Suite 230
Menlo Park, CA  94025
Designated Filer:
Longitude Venture Partners, L.P.
Issuer & Ticker Symbol:
Corcept Therapeutics Incorporated (CORT)
Date of Event Requiring Statement:
November 11, 2008
Signature:
By: /s/ Juliet Tammenoms Bakker

Name:
Longitude Capital Associates, L.P.
Address:
3000 Sand Hill Road
Building 1, Suite 230
Menlo Park, CA  94025
Designated Filer:
Longitude Venture Partners, L.P.
Issuer & Ticker Symbol:
Corcept Therapeutics Incorporated (CORT)
Date of Event Requiring Statement:
November 11, 2008
Signature:
By: /s/ Juliet Tammenoms Bakker

Name:
Juliet Tammenoms Bakker
Address:
3000 Sand Hill Road
Building 1, Suite 230
Menlo Park, CA  94025
Designated Filer:
Longitude Venture Partners, L.P.
Issuer & Ticker Symbol:
Corcept Therapeutics Incorporated (CORT)
Date of Event Requiring Statement:
November 11, 2008
Signature:
By: /s/ Juliet Tammenoms Bakker